Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	July 26, 2023

Valmont Reports Second Quarter 2023 Results
Expands Operating Margins, Delivers Record Earnings per Share

Omaha, NE - Valmont Industries, Inc. (NYSE: VMI), a global leader that provides vital infrastructure and advances agricultural productivity while driving innovation through technology, today reported financial results for the second quarter ended July 1, 2023.

Second Quarter 2023 Highlights (all metrics compared to Second Quarter 2022 unless otherwise noted)

●	Net Sales of $1.0 billion decreased 7.9%; accounting for the 2022 divestiture of the offshore wind energy structures business, reported in the “Other” segment, Net Sales decreased 5.7%[1]
●	Operating Income increased 12.6% to $133.7 million, or 12.8% of net sales (increased 12.0% to $137.6 million or 13.2% adjusted1) compared to $118.7 million or 10.5% of net sales ($122.9 million or 11.1% adjusted1)
●	Diluted Earnings per Share (“EPS”) grew to $4.21 ($4.37 adjusted1) compared to $3.53 ($3.70 adjusted1)

●	Generated solid operating cash flows of $88.3 million in the second quarter and $109.5 million year-to-date; cash and cash equivalents at the end of the second quarter were $166.9 million
●	Returned $36.6 million to shareholders through dividends and share repurchases including repurchasing 85,300 shares of Company stock for $24.0 million
●	Recognized a more favorable effective tax rate of 26.4% driven by the geographic mix of earnings
●	Released the Valmont 2023 Sustainability Report and enhanced the Company's dedicated Sustainability website while updating key disclosures and highlighting Valmont products and solutions that support ESG principles

●	Hosted an Investor Day at the New York Stock Exchange, introducing a refreshed strategy and a new “Run Grow Transform” strategic framework to deliver sustainable outperformance, including updated 5-year financial targets (from base year 2022):
o	Net Sales Growth (organic) of 5% - 8%
o	Operating Margin of >14%
o	EPS Compound Annual Growth Rate of 12% - 15%
o	Return on Invested Capital of >18%
o	Free Cash Flow Conversion of 1.0x Net Earnings (over the 5-year period)

1Please see Reg G reconciliation to GAAP measures at end of document

●	Providing updated 2023 full-year net sales growth outlook while maintaining diluted earnings per share outlook

Key Financial Metrics

Second Quarter 2023	GAAP			Adjusted[1]
(000's except per share amounts)	07/01/2023	06/25/2022		07/01/2023	06/25/2022
	Q2 2023	Q2 2022	vs. Q2 2022	Q2 2023	Q2 2022	vs. Q2 2022
Net Sales	$1,046,296	$1,135,532	(7.9)%	$1,046,296	$1,110,100	(5.7)%
Operating Income	133,733	118,719	12.6%	137,642	122,859	12.0%
Operating Income as a % of Net Sales	12.8%	10.5%		13.2%	11.1%
Net Earnings	89,376	76,108	17.4%	92,739	79,682	16.4%
Diluted Earnings Per Share	$4.21	$3.53	19.3%	$4.37	$3.70	18.1%
Average Shares Outstanding	21,229	21,541		21,229	21,541

Year-to-Date 2023	GAAP			Adjusted[1]
(000's except per share amounts)	07/01/2023	06/25/2022		07/01/2023	06/25/2022
	FY 2023	FY 2022	vs. FY 2022	FY 2023	FY 2022	vs. FY 2022
Net Sales	$2,108,777	$2,116,352	(0.4)%	$2,108,777	$2,072,266	1.8%
Operating Income	252,199	213,561	18.1%	259,767	221,844	17.1%
Operating Income as a % of Net Sales	12.0%	10.1%		12.3%	10.7%
Net Earnings	163,916	138,419	18.4%	170,392	145,570	17.1%
Diluted Earnings Per Share	$7.67	$6.43	19.3%	$7.97	$6.77	17.7%
Average Shares Outstanding	21,370	21,516		21,370	21,516

President and Chief Executive Officer Avner M. Applbaum commented, “We delivered another quarter of strong performance, expanding operating margins in both segments and achieving record earnings per share, demonstrating the resiliency of our portfolio, value-based pricing and operational excellence strategies. I’m very pleased with the solid execution by our global teams and our ability to maintain disciplined pricing strategies across the portfolio, despite softer than expected demand in North America agriculture and telecommunications markets. As we look ahead to the remainder of the year, we remain committed to executing on our strategic framework while capitalizing on investments in growth and innovation with a firm commitment to long-term shareholder value creation opportunities across our global businesses.”

1Please see Reg G reconciliation to GAAP measures at end of document

Second Quarter 2023 Segment Review

Infrastructure (73.4% of Net Sales)

Products and solutions to serve the infrastructure markets of utility, solar, lighting, transportation, and telecommunications, along with coatings services to preserve metal products

Sales of $770.6 million grew 4.2% year-over-year. Sales growth was driven by favorable pricing globally, higher volumes, notably in the Solar and Transmission, Distribution, and Substation (“TD&S”) product lines, and sales from the ConcealFab acquisition, partially offset by lower Telecommunications volumes.

Operating Income improved to $116.0 million or 15.1% of net sales compared to $84.1 million or 11.4% of net sales in the second quarter of 2022, driven by favorable pricing with improved overall cost of goods sold.

Agriculture (26.6% of Net Sales)

Center pivot components and linear irrigation equipment for agricultural markets, including parts and tubular products; advanced technology solutions for precision agriculture

Sales of $279.9 million decreased 25.9% year-over-year. The benefit of higher average selling prices of irrigation equipment globally was more than offset by lower volumes. In North America, sales were lower as the second quarter of 2022 benefited from the ongoing delivery of record year-end backlog and growers delaying capital investment decisions in the quarter. International sales were lower as strong sales in Brazil were more than offset by lower sales in the EMEA region, partially due to timing of project sales. Sales of agriculture technology products and services globally were lower due to lower irrigation equipment volumes.

Operating Income decreased to $49.3 million or 17.7% of net sales ($53.2 million or 19.1% adjusted1) compared to $58.0 million or 15.5% of net sales ($62.2 million or 16.6% adjusted1) in the second quarter of 2022. Operating margin improvement was driven by favorable pricing and improved overall cost of goods sold, partially offset by higher SG&A, including incremental R&D expense for technology investments.

Other

Offshore wind energy structures business

As previously announced, the divestiture of the offshore wind energy structures business was completed in December 2022. In the second quarter of 2022, the subsequently-divested business generated sales of $25.4 million and operating income of $0.5 million.

Balance Sheet, Liquidity, and Capital Allocation

The Company generated solid second quarter 2023 operating cash flows of $88.3 million through strong earnings and effectively managing working capital. At the end of the second quarter, cash and cash equivalents were $166.9 million. During the quarter, Valmont repurchased $24.0 million of Company stock, with $346.3 million remaining on the share repurchase program.

1Please see Reg G reconciliation to GAAP measures at end of document

Updating 2023 Full Year Financial Outlook and Key Assumptions

Taking into consideration second quarter sales and record diluted earnings per share results, and the near-term demand outlook for North America agriculture and telecommunications markets, the Company is updating its full-year net sales growth outlook from the previous indications that were communicated last quarter and providing updated key assumptions for the year.

2023 Full Year Financial Outlook	Previous Outlook	Revised Outlook
Net Sales Growth (vs. PY)	4% to 7%	0% to 2%
GAAP Diluted Earnings per Share	$14.80 to $15.35	No Change
Adjusted Diluted Earnings per Share[1]	$15.45 to $16.00	No Change

●	Expect full-year operating margin improvement compared to 2022
●	2022 sales include $100 million from the offshore wind energy structures business which was divested at the end of fiscal 2022
●	Effective tax rate of 28% to 29%, primarily due to expected geographic mix of earnings
●	Minimal expected foreign currency translation impact to net sales
●	Capital expenditures expected to be in the range of $105 to $115 million to support strategic growth and digital transformation initiatives

Applbaum continued, “We remain excited in our ability to drive multi-year profitable growth by capitalizing on the strong market drivers across our businesses, despite near-term softness in some markets. In the Infrastructure segment, the long-term need for critical investment globally is supporting multi-year market growth trends. Our backlog remains strong, reflecting the overall robust demand for our products and the trust our customers place in us to solve their most pressing infrastructure needs. We expect continued near-term softness in telecommunications markets as we are seeing capex spending by wireless carriers more aligned with historical trends following record levels of investment. In Agriculture, while market fundamentals remain positive, including projections of historically-high net farm income levels in the U.S., we are expecting modestly lower sales in North America in the second half of the year compared to the first half as growers continue to take a wait-and-see approach to purchasing decisions. The outcomes of the fall harvest should provide more clarity on farmer sentiment and expected buying patterns. International agriculture market demand remains strong driven by a robust project pipeline and continued sales growth in Brazil, supported by the recently-announced government financing program. Therefore, for the balance of the year, we expect international sales growth to more than offset any softness in North America, demonstrating the resilience of our increasingly diverse end markets. We continue to expect profitable growth across the portfolio, with full-year 2023 adjusted operating margins expected to approach 12%, driven by solid execution and supported by a backlog of approximately $1.5 billion. The operating margin improvement, along with a strong second quarter, supports maintaining our full-year earnings per share outlook. The organization is performing well, and our balance sheet remains strong, providing us with ample liquidity to support our capital allocation deployment strategy. We are confident in our ability to achieve our strategic objectives and deliver on our long-term financial targets, creating sustainable shareholder value.”

1Please see Reg G reconciliation to GAAP measures at end of document

A live audio discussion with Avner M. Applbaum, President and Chief Executive Officer, and Timothy P. Francis, Interim Chief Financial Officer, will be accessible by telephone on Thursday, July 27, 2023 at 8:00 a.m. CDT by dialing 1-877-407-6184 or 1-201-389-0877 (no Conference ID needed), or via webcast by pointing browsers to this link: Valmont Industries 2Q 2023 Earnings Conference Call. A slide presentation will simultaneously be available for download on the Investors page of valmont.com. A replay of the event can be accessed three hours after the call at the above link or by telephone at 1-877-660-6853 or 1-201-612-7415. Please use access code 13734764. The replay will be available through 10:59 p.m. CDT on Thursday, August 3, 2023.

About Valmont Industries, Inc.

For over 75 years, Valmont® has been a global leader in creating vital infrastructure and advancing agricultural productivity. Today, we remain committed to doing more with less by innovating through technology. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

Concerning Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, the continuing and developing effects of the pandemic including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

###

1Please see Reg G reconciliation to GAAP measures at end of document

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	July 1,	June 25,	July 1,	June 25,
	2023	2022	2023	2022
Net sales	$1,046,296	$1,135,532	$2,108,777	$2,116,352
Cost of sales	716,899	842,931	1,470,795	1,574,565
Gross profit	329,397	292,601	637,982	541,787
Selling, general, and administrative expenses	195,664	173,882	385,783	328,226
Operating income	133,733	118,719	252,199	213,561
Other income (expense)
Interest expense	(14,917)	(11,386)	(28,022)	(22,649)
Interest income	563	285	1,393	512
Gain (loss) on investments - unrealized	941	(2,342)	2,135	(3,405)
Other	612	2,073	(1,764)	5,715
Other income (expense), net	(12,801)	(11,370)	(26,258)	(19,827)
Earnings before income taxes	120,932	107,349	225,941	193,734
Income tax expense	31,935	29,587	63,778	52,708
Equity in loss of nonconsolidated subsidiaries	(199)	(555)	(1,020)	(913)
Net earnings	88,798	77,207	161,143	140,113
Loss (earnings) attributable to non-controlling interests	578	(1,099)	2,773	(1,694)
Net earnings attributable to Valmont Industries, Inc.	$89,376	$76,108	$163,916	$138,419

Average shares outstanding (000's) - Basic	21,029	21,313	21,149	21,296
Earnings per share - Basic	$4.25	$3.57	$7.75	$6.50

Average shares outstanding (000's) - Diluted	21,229	21,541	21,370	21,516
Earnings per share - Diluted	$4.21	$3.53	$7.67	$6.43

Cash dividends per share	$0.60	$0.55	$1.20	$1.10

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	July 1,	June 25,	July 1,	June 25,
	2023	2022	2023	2022
Net sales
Infrastructure	$770,595	$739,518	$1,506,701	$1,401,590
Agriculture	279,933	377,765	612,096	684,345
Other	—	25,432	—	44,086
Total	1,050,528	1,142,715	2,118,797	2,130,021
Less: Intersegment sales	(4,232)	(7,183)	(10,020)	(13,669)
Total	$1,046,296	$1,135,532	$2,108,777	$2,116,352

Operating Income (Loss)
Infrastructure	$115,950	$84,127	$210,302	$162,443
Agriculture	49,251	58,046	102,574	95,521
Other	—	516	—	(293)
Corporate	(31,468)	(23,970)	(60,677)	(44,110)
Total	$133,733	$118,719	$252,199	$213,561

Valmont has aggregated its business segments into two global reportable segments, as follows.

Infrastructure: This segment consists of the manufacture and distribution of products and solutions to serve the infrastructure markets of utility, solar, lighting, transportation, and telecommunications, along with coatings services to preserve metal products.

Agriculture: This segment consists of the manufacture of center pivot components and linear irrigation equipment for agricultural markets, including parts and tubular products, and advanced technology solutions for precision agriculture.

In addition to these two reportable segments, the Company had a business and related activities in 2022 that were not more than 10% of consolidated sales, operating income, or assets. This comprised the offshore wind energy structures business which was reported in the “Other” segment until its divestiture in December 2022.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended July 1, 2023
				Intersegment
	Infrastructure	Agriculture	Other	Sales	Consolidated
Geographical market:
North America	$587,313	$140,981	$—	$(3,613)	$724,681
International	183,282	138,952	—	(619)	321,615
Total	$770,595	$279,933	$—	$(4,232)	$1,046,296

Product line:
Transmission, Distribution, and Substation	$314,307	$—	$—	$—	$314,307
Lighting and Transportation	246,123	—	—	—	246,123
Coatings	91,120	—	—	(1,818)	89,302
Telecommunications	67,738	—	—	—	67,738
Solar	51,307	—	—	(619)	50,688
Irrigation Equipment and Parts	—	252,457	—	(1,795)	250,662
Technology Products and Services	—	27,476	—	—	27,476
Total	$770,595	$279,933	$—	$(4,232)	$1,046,296

	Thirteen weeks ended June 25, 2022
				Intersegment
	Infrastructure	Agriculture	Other	Sales	Consolidated
Geographical market:
North America	$559,864	$203,488	$—	$(6,716)	$756,636
International	179,654	174,277	25,432	(467)	378,896
Total	$739,518	$377,765	$25,432	$(7,183)	$1,135,532

Product line:
Transmission, Distribution, and Substation	$295,835	$—	$—	$—	$295,835
Lighting and Transportation	246,652	—	—	—	246,652
Coatings	90,321	—	—	(4,200)	86,121
Telecommunications	78,539	—	—	—	78,539
Solar	28,171	—	25,432	—	53,603
Irrigation Equipment and Parts	—	347,585	—	(2,983)	344,602
Technology Products and Services	—	30,180	—	—	30,180
Total	$739,518	$377,765	$25,432	$(7,183)	$1,135,532

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Twenty-six weeks ended July 1, 2023
				Intersegment
	Infrastructure	Agriculture	Other	Sales	Consolidated
Geographical market:
North America	$1,171,396	$323,850	$—	$(8,987)	$1,486,259
International	335,305	288,246	—	(1,033)	622,518
Total	$1,506,701	$612,096	$—	$(10,020)	$2,108,777

Product line:
Transmission, Distribution, and Substation	$629,127	$—	$—	$—	$629,127
Lighting and Transportation	475,259	—	—	—	475,259
Coatings	181,234	—	—	(5,370)	175,864
Telecommunications	135,875	—	—	—	135,875
Solar	85,206	—	—	(1,033)	84,173
Irrigation Equipment and Parts	—	551,638	—	(3,617)	548,021
Technology Products and Services	—	60,458	—	—	60,458
Total	$1,506,701	$612,096	$—	$(10,020)	$2,108,777

	Twenty-six weeks ended June 25, 2022
				Intersegment
	Infrastructure	Agriculture	Other	Sales	Consolidated
Geographical market:
North America	$1,065,844	$385,743	$—	$(13,202)	$1,438,385
International	335,746	298,602	44,086	(467)	677,967
Total	$1,401,590	$684,345	$44,086	$(13,669)	$2,116,352

Product line:
Transmission, Distribution, and Substation	$577,435	$—	$—	$—	$577,435
Lighting and Transportation	459,419	—	—	—	459,419
Coatings	172,297	—	—	(7,301)	164,996
Telecommunications	139,935	—	—	—	139,935
Solar	52,504	—	44,086	—	96,590
Irrigation Equipment and Parts	—	625,619	—	(6,368)	619,251
Technology Products and Services	—	58,726	—	—	58,726
Total	$1,401,590	$684,345	$44,086	$(13,669)	$2,116,352

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	July 1,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$166,907	$185,406
Receivables, net	651,133	604,181
Inventories	729,738	728,762
Contract assets	154,410	174,539
Prepaid expenses and other current assets	99,994	87,697
Total current assets	1,802,182	1,780,585
Property, plant, and equipment, net	603,112	595,578
Goodwill and other non-current assets	1,210,546	1,180,833
Total assets	$3,615,840	$3,556,996

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$1,041	$1,194
Notes payable to banks	1,665	5,846
Accounts payable	346,000	360,312
Accrued expenses	240,499	248,320
Contract liabilities	124,230	172,915
Income taxes payable	23,152	3,664
Dividends payable	12,607	11,742
Total current liabilities	749,194	803,993
Long-term debt, excluding current installments	952,704	870,935
Operating lease liabilities	161,795	155,469
Other non-current liabilities	81,855	84,887
Total liabilities	1,945,548	1,915,284
Shareholders' equity	1,670,292	1,641,712
Total liabilities and shareholders' equity	$3,615,840	$3,556,996

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Twenty-six weeks ended
	July 1,	June 25,
	2023	2022
Cash flows from operating activities:
Net earnings	$161,143	$140,113
Depreciation and amortization	48,792	48,012
Contribution to defined benefit pension plan	(15,259)	(17,155)
Gain on divestiture	(2,994)	—
Change in working capital	(98,979)	(115,170)
Other	16,843	12,219
Net cash flows provided by operating activities	109,546	68,019

Cash flows from investing activities:
Purchase of property, plant, and equipment	(45,393)	(49,676)
Proceeds from divestiture, net of cash divested	6,369	—
Proceeds from property damage insurance claims	4,844	—
Acquisitions	—	(39,297)
Other	134	1,162
Net cash flows used in investing activities	(34,046)	(87,811)

Cash flows from financing activities:
Proceeds from long-term borrowings	165,012	201,462
Principal payments on long-term borrowings	(84,105)	(156,973)
Net payments on short-term borrowings	(4,693)	(9,155)
Purchase of treasury shares	(135,115)	(9,776)
Dividends to noncontrolling interests	(662)	—
Purchase of noncontrolling interests	—	(4,292)
Dividends paid	(24,376)	(22,337)
Other	(10,215)	1,641
Net cash flows (used in) provided by financing activities	(94,154)	570
Effect of exchange rates on cash and cash equivalents	155	(3,431)
Net change in cash and cash equivalents	(18,499)	(22,653)
Cash and cash equivalents - beginning of year	185,406	177,232
Cash and cash equivalents - end of period	$166,907	$154,579

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands, except per share amounts)

(Unaudited)

The non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2023 and 2022 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen	Diluted	Twenty-six	Diluted
	weeks ended	earnings per	weeks ended	earnings per
	July 1, 2023	share	July 1, 2023	share
Net earnings attributable to Valmont Industries, Inc. - as reported	$89,376	$4.21	$163,916	$7.67
Prospera intangible asset amortization	1,645	0.08	3,290	0.15
Prospera stock-based compensation	2,264	0.11	4,278	0.20
Total adjustments, pre-tax[1]	3,909	0.18	7,568	0.35
Tax effect of adjustments[2]	(546)	(0.03)	(1,092)	(0.05)
Net earnings attributable to Valmont Industries, Inc. - adjusted[1]	$92,739	$4.37	$170,392	$7.97
Average shares outstanding (000’s) - diluted		21,229		21,370

	Thirteen	Diluted	Twenty-six	Diluted
	weeks ended	earnings per	weeks ended	earnings per
	June 25, 2022	share	June 25, 2022	share
Net earnings attributable to Valmont Industries, Inc. - as reported	$76,108	$3.53	$138,419	$6.43
Prospera intangible asset amortization	1,645	0.08	3,290	0.15
Prospera stock-based compensation	2,495	0.12	4,993	0.23
Total adjustments, pre-tax[1]	4,140	0.19	8,283	0.38
Tax effect of adjustments[2]	(566)	(0.03)	(1,132)	(0.05)
Net earnings attributable to Valmont Industries, Inc. - adjusted[1]	$79,682	$3.70	$145,570	$6.77
Average shares outstanding (000’s) - diluted		21,541		21,516

1Earnings per share includes rounding

2The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands, except per share amounts)

(Unaudited)

The non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2023 and 2022 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen weeks ended July 1, 2023
Operating Income Reconciliation	Infrastructure	Agriculture	Other	Corporate	Valmont
Operating income - as reported	$115,950	$49,251	$—	$(31,468)	$133,733
Prospera intangible asset amortization	—	1,645	—	—	1,645
Prospera stock-based compensation	—	2,264	—	—	2,264
Adjusted operating income	$115,950	$53,160	$—	$(31,468)	$137,642
Net sales - as reported	768,158	278,138	—	—	1,046,296

Operating income as a % of net sales	15.1%	17.7%	NM	NM	12.8%
Adj. operating income as a % of net sales	15.1%	19.1%	NM	NM	13.2%

	Thirteen weeks ended June 25, 2022
Operating Income Reconciliation	Infrastructure	Agriculture	Other	Corporate	Valmont
Operating income - as reported	$84,127	$58,046	$516	$(23,970)	$118,719
Prospera intangible asset amortization	—	1,645	—	—	1,645
Prospera stock-based compensation	—	2,495	—	—	2,495
Adjusted operating income	$84,127	$62,186	$516	$(23,970)	$122,859
Net sales - as reported	735,318	374,782	25,432	—	1,135,532
Adjusted net sales - as reported	735,318	374,782	—	—	1,110,100

Operating income as a % of net sales	11.4%	15.5%	2.0%	NM	10.5%
Adj. operating income as a % of net sales	11.4%	16.6%	2.0%	NM	10.8%
Adj. operating income as a % of adjusted net sales	11.4%	16.6%	NM	NM	11.1%

	Twenty-six weeks ended July 1, 2023
Operating Income Reconciliation	Infrastructure	Agriculture	Other	Corporate	Valmont
Operating income - as reported	$210,302	$102,574	$—	$(60,677)	$252,199
Prospera intangible asset amortization	—	3,290	—	—	3,290
Prospera stock-based compensation	—	4,278	—	—	4,278
Adjusted operating income	$210,302	$110,142	$—	$(60,677)	$259,767
Net sales - as reported	1,500,298	608,479	—	—	2,108,777

Operating income as a % of net sales	14.0%	16.9%	NM	NM	12.0%
Adj. operating income as a % of net sales	14.0%	18.1%	NM	NM	12.3%

	Twenty-six weeks ended June 25, 2022
Operating Income Reconciliation	Infrastructure	Agriculture	Other	Corporate	Valmont
Operating income - as reported	$162,443	$95,521	$(293)	$(44,110)	$213,561
Prospera intangible asset amortization	—	3,290	—	—	3,290
Prospera stock-based compensation	—	4,993	—	—	4,993
Adjusted operating income	$162,443	$103,804	$(293)	$(44,110)	$221,844
Net sales - as reported	1,394,289	677,977	44,086	—	2,116,352
Adjusted net sales - as reported	1,394,289	677,977	—	—	2,072,266

Operating income as a % of net sales	11.7%	14.1%	(0.7)%	NM	10.1%
Adj. operating income as a % of net sales	11.7%	15.3%	(0.7)%	NM	10.5%
Adj. operating income as a % of adjusted net sales	11.7%	15.3%	NM	NM	10.7%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF EXCLUDING OTHER SEGMENT NET SALES

(Dollars in thousands, except per share amounts)

(Unaudited)

Excluding Other segment net sales from the second quarter and first half of fiscal 2022, which we refer to in this reconciliation as “Adjusted Net Sales”, is a non-GAAP measure. The Other segment net sales were generated by the offshore wind energy structures business which was divested in December 2022. Adjusted Net Sales should not be considered in isolation or as a substitute for net earnings, cash flows from operations or other income or cash flow data prepared in accordance with GAAP, or as a measure of our operating performance or liquidity. The table below shows how Adjusted Net Sales is calculated from the Company’s Statements of Earnings. Adjusted Net Sales is calculated as total net sales less Other segment net sales. Adjusted Net Sales allows investors to analyze our operating performance in light of the amount of net sales less net sales of a divested business.

	Thirteen weeks ended			Twenty-six weeks ended
	July 1,	June 25,	Percent	July 1,	June 25,	Percent
	2023	2022	Change	2023	2022	Change
Net sales	$1,046,296	$1,135,532	(7.9)%	$2,108,777	$2,116,352	(0.4)%
Less: Other segment net sales	—	(25,432)	NM	—	(44,086)	NM
Adjusted net sales	$1,046,296	$1,110,100	(5.7)%	$2,108,777	$2,072,266	1.8%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF FORECASTED GAAP AND ADJUSTED EARNINGS

(Dollars in thousands, except per share amounts)

(Unaudited)

The non-GAAP tables below disclose the impact on the range of estimated diluted earnings per share of the (1) amortization of the intangible asset (Prospera) and (2) stock-based compensation for Prospera employees. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings to be taken into consideration by management and investors with the related reported GAAP measures.

Reconciliation of Range of Net Earnings - 2023 Guidance[1]	Low End	High End	Adjustments
Estimated net earnings - GAAP	$318,250	$330,050
Prospera intangible asset (proprietary technology) amortization, pre-tax			$6,600
Prospera stock-based compensation, pre-tax			9,800
Total pre-tax adjustments			16,400
Estimated tax benefit from above expenses[2]			(2,450)
Total Adjustments, after-tax			$13,950
Estimated net earnings - Adjusted	$332,200	$344,000
Diluted Earnings per Share Range - GAAP[3]	$14.80	$15.35
Diluted Earnings per Share Range - Adjusted[3]	$15.45	$16.00

1 See accompanying press release for our key assumptions

2 The tax effect of adjustments is calculated based on the estimated income tax rate in each applicable jurisdiction

3 Assumes weighted average shares outstanding of 21.5M and includes rounding

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